As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________

FORM S-8 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________

CACI INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	54-1345888 (IRS Employer Identification No.)
12021 Sunset Hills Road Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

____________________________

CACI International Inc 2002 Employee Stock Purchase Plan

CACI International Inc Amended and Restated Incentive Compensation Plan

(Full title of the plans)

J. William Koegel, Jr.

Executive Vice President, General Counsel and Secretary

CACI International Inc

12021 Sunset Hills Road

Reston, Virginia 20190

(Name and address of agent for service)

(703) 841-7800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share
-the 2002 Employee Stock Purchase Plan	250,000	$247.51(2)	$61,877,500	$6,750.84
-the 2016 Incentive Compensation Plan	1,200,000	$260.54(3)	$312,648,000	$34,109.90

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act based on the average of the high and low sale prices of common stock of the Registrant as reported on the New York Stock Exchange on June 23, 2021, multiplied by 95%, which is the percentage of the trading price per share applicable to purchasers under the 2002 Employee Stock Purchase Plan.

(3) Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act based on the average of the high and low sale prices of common stock of the Registrant as reported on the New York Stock Exchange on June 23, 2021.

Explanatory Note Pursuant to General Instruction E of Form S-8

CACI International Inc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”)  to register an additional 250,000 shares of common stock issuable pursuant to the CACI International Inc 2002 Employee Stock Purchase Plan, as amended (the “ESPP”), and an additional 1,200,000 shares of common stock issuable pursuant to the CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (the “Incentive Plan”).

The shares registered under the ESPP are in addition to the 1,500,000 shares of common stock issuable under the ESPP that were registered pursuant to the Registration Statements on Form S-8, File Nos. 333-104118, 333-146505, 333-164710 and 333-293781, filed with the Commission on March 28, 2003, October 4, 2007, February 5, 2010 and February 6, 2014, respectively (the “ESPP Registration Statements”).

The shares registered under the Incentive Plan are in addition to the 1,200,000 shares of common stock issuable under the Incentive Plan that were registered pursuant to the Registration Statements on Form S-8, File Nos. 333-148032, 33-157093 and 33-179392 filed with the Commission (the “Commission”) on December 12, 2007, February 4, 2009 and February 6, 2012, respectively (together with the ESPP Registration Statements, the “Original Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Original Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statements, to the extent relating to the registration of common stock issuable under the ESPP and Incentive Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated herein by reference to the extent such documents are filed, not furnished:

  (a)Our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed on August 14, 2020;

(b)Our Quarterly Reports on Form 10-Q for the three months ended September 30, 2020; December 31, 2020 and March 30, 2021, filed on October 30, 2020, January 28, 2021 and April 22, 2021, respectively;

(c)Our Current Reports on Form 8-K, filed on November 17, 2020, December 30, 2020, January 21, 2021, March 11, 2021, March 12, 2021 and May 6, 2021; and

(d)The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.Interests of Named Experts and Counsel.

The validity of the issuance of the Registrant’s common stock offered hereby has been passed on by J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary of the Registrant. As of June 23, 2021, Mr. Koegel owns 18,254 shares of the Registrant’s common stock.

Item 8.      Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of CACI International Inc, as amended to date
4.2	Amended and Restated By-laws of CACI International Inc, amended as of March 16, 2017
4.3

CACI International Inc 2002 Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement, dated October 3, 2019, for the Annual Meeting of Shareholders held on November 14, 2019)

4.4

CACI International Inc 2016 Amended and Restated Incentive Compensation Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement, dated October 1, 2020, for the Annual Meeting of Shareholders held on November 12, 2020)

5.1*	Opinion of J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary
23.1*	Consent of Independent Registered Public Accounting Firm for CACI International Inc
23.2*	Consent of J. William Koegel, Jr., Executive Vice President, General Counsel and Secretary (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement).
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia, on this 25th day of June, 2021.

CACI INTERNATIONAL INC

By:	/s/ J. WILLIAM KOEGEL, JR.
J. William Koegel, Jr. Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Thomas Mutryn and J. William Koegel, Jr., and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN S. MENGUCCI John S. Mengucci	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2021

/s/ THOMAS A. MUTRYN Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 25, 2021

/s/ MICHAEL A. DANIELS Michael A. Daniels	Chairman of the Board	June 25, 2021

/s/ SUSAN R. GORDON Susan R. Gordon	Director	June 25, 2021

/s/ WILLIAM L. JEWS William L. Jews	Director	June 25, 2021

Signatures	Title	Date
/s/ GREGORY G. JOHNSON Adm Gregory G. Johnson, USN (Ret.)	Director	June 25, 2021

/s/ JAMES L. PAVITT James L. Pavitt	Director	June 25, 2021

/s/ DR. WARREN R. PHILLIPS Dr. Warren R. Phillips	Director	June 25, 2021

/s/ DEBORA A. PLUNKETT	Director	June 25, 2021
Debora A. Plunkett

/s/ CHARLES P. REVOILE Charles P. Revoile	Director	June 25, 2021

/s/ WILLIAM S. WALLACE Gen William S. Wallace, USA (Ret.)	Director	June 25, 2021